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                                                                                                         PricewaterhouseCoopers LLP
                                                                                                         Two Commerce Square, Suite 1700
                                                                                                         2001 Market Street
                                                                                                         Philadelphia PA 19103-7042
                                                                                                         Telephone (267) 330 3000
                                                                                                         Facsimile (267) 330 3300

April 3, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by PMA Capital Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated April 2, 2003.   We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP